UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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The Houston Exploration Company

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HOUSTON EXPLORATION COMMENTS ON JANA PARTNERS ANNOUNCEMENT
HOUSTON — April 24, 2006 — The Houston Exploration Company (NYSE: THX) today commented on the JANA Partners announcement.
“The Board of Directors of the Houston Exploration Company is comprised of seasoned industry leaders who are actively engaged in building shareholder value and positioning Houston Exploration for profitable growth. The Houston Exploration Board is prudent, disciplined and committed to acting in the best interests of all shareholders. We are focused on doing what is right for Houston Exploration stockholders.
The Board has confidence in the Company’s ongoing strategic restructuring plan. We urge each of our stockholders to support our Board and VOTE FOR the Board’s director nominees.”
About The Houston Exploration Company:
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the development, exploitation, exploration and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Gulf of Mexico, the Arkoma Basin, East Texas, and in the Rocky Mountains. For more information, visit the company’s web site at http://www.houstonexploration.com.
Forward-looking statements:
This news release and oral statements regarding the subjects of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release are forward-looking statements and reflect the company’s current expectations and are based on current available information and numerous assumptions. Important factors that could cause actual results to materially differ from the company’s current expectations include, among others, the business outlook, the ability to complete the announced divestiture of the company’s offshore assets and effect qualified like-kind exchange transactions to maximize tax efficiencies, the impact of onshore asset concentration, the risks associated with the consummation and successful integration of acquisitions, the impact of hurricanes, price volatility, the risk of future writedowns, the impact of hedging activities, the accuracy of estimates of reserves and production rates, production and spending requirements, the inability to meet substantial capital requirements, the market and other factors for stock repurchases, the constraints imposed by the company’s outstanding indebtedness, the relatively short production life of the company’s reserves, reserve replacement risks, drilling risks and results, the competitive nature of the industry, and other risks and factors inherent in the exploration for and production of natural gas and crude oil discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2005. The company assumes no responsibility to update any of the information referenced in this news release.

Contacts:
Melissa R. Aurelio
The Houston Exploration Company
(713) 830-6887
maurelio@houstonexp.com
Joele Frank / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Solicitation
Houston Exploration has filed a definitive proxy statement with the SEC. The proxy statement was first mailed or delivered to Houston Exploration shareholders on or about March 20, 2006. HOUSTON EXPLORATION SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and any other documents that may be filed with the SEC by Houston Exploration in connection with its 2006 Annual Meeting of Shareholders through the SEC’s web site at www.sec.gov, or by directing a request to: The Houston Exploration Company, 1100 Louisiana, Suite 2000, Houston, Texas 77002, Attention: Investor Relations.
Houston Exploration, its executive officers and directors may be deemed to be participants in a solicitation of proxies for Houston Exploration’s 2006 Annual Meeting of Shareholders. Information regarding these participants and their interests is contained in Houston Exploration’s definitive proxy statement filed with the SEC on March 17, 2006.
Contacts:
at Houston Exploration:
Melissa R. Aurelio
(713) 830-6887
at Georgeson Shareholder Communications, Inc. (for assistance with voting):
David Drake
(212) 440-9800